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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Amendment to the Registration Statement on Form S-3 of The Chase Manhattan Corporation (the "Corporation"), Chase Capital I, Chase Capital II and Chase Capital III of our report dated March 31, 1996 appearing on page 50 of the 1995 Annual Report to Stockholders of the Corporation set forth in the Current Report on Form 8-K dated April 16, 1996 of the Corporation and of our report dated January 16, 1996 appearing on page 42 of Chemical Banking Corporation's Annual Report on Form 10-K for the year ended December 31, 1995. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

                                                /s/  PRICE WATERHOUSE LLP

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Price Waterhouse LLP
1177 Avenue of the Americas
New York, New York 10036

November 22, 1996